PART II

                             OTHER INFORMATION

Items 1 through 3.
The information required by these items has been omitted as it is not applicable.

Item 4  -  Submission of Matters to a Vote of Security Holders.
The sale of the precast/prestressed concrete operations was approved at the Shareholders' Meeting of April 27, 1995.
Information on this matter is incorporated herein by reference to the Definitive Proxy Statement filed on April 11, 1995.

Items 5 and 6.
The information required by these items has been omitted as it is not applicable.

Reports Filed on Form 8-K.
No Form 8-K was filed during the three months ended June 30, 1995.


                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         THE SOMERSET GROUP, INC.
                               (Registrant)





                            s/Marni McKinney
                              Marni McKinney
                              President & COO




                           s/Joseph M. Richter
                             Joseph M. Richter
                         Executive Vice President
                              CFO & Treasurer

Date:  August 8, 1995

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